As filed with the Securities and Exchange Commission on November 16, 2015
Registration No. 333-199826

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dominovas Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	4911	20-5854735
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification)	(I.R.S. Employer Identification Number)

1170 Peachtree St., N.E., 12th Floor
Atlanta, GA 30309
(800) 679-1249
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company
50 W. Liberty St., Suite 880
Reno, NV 89501
(775) 322-0626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brunson Chandler & Jones, PLLC
175 South Main Street, Suite 1410
Salt Lake City, Utah 84111
(801) 303-5730

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer                                                    [  ]                                Accelerated filer                                                      [  ]
Non-accelerated filer                                                      [  ]                                Smaller reporting company                                    [X]

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-199826), which was declared effective on or about May 18, 2015. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF UNSOLD SECURITIES; TERMINATION OF REGISTRATION STATEMENT

Pursuant to a Registration Statement on Form S-1 (File No. 333-199826) (as amended, the “Registration Statement”) initially filed by Dominovas Energy Corporation (the “Company”) with the Securities and Exchange Commission on November 4, 2014 and declared effective on May 18, 2015, the Company registered 15,000,000 shares of its common stock (the “Common Shares”) under the Securities Act of 1933, as amended. The Company is filing this Post-Effective Amendment to the Registration Statement to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment, all of the shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this post-effective amendment to the Registration Statement on Form S-1 to be signed on its behalf, by the undersigned, thereunto duly authorized, on November 16, 2015.

DOMINOVAS ENERGY CORPORATION

By:	/s/ Neal Allen
Neal Allen
Chief Executive Officer